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                                                                  EXHIBIT 1


                            JOINT FILING AGREEMENT
                            ----------------------

               This will confirm the agreement by and between each of the undersigned, pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D filed on or about this date (and any amendments thereto) with respect to the beneficial ownership of shares of Class B Common Stock, par value $.80 per share, of American Maize-Products Company, a Maine corportion, is being or will be filed on behalf of each of the undersigned.

     Dated:  April 5, 1995

                                EFL Limited

                                By: /s/    Leonard D. Pickett
                                    -------------------------
                                    Name:  Leonard D. Pickett
                                    Title: Attorney-in-fact


                                EXCORP LIMITED

                                By: /s/    Leonard D. Pickett
                                    -------------------------
                                    Name:  Leonard D. Pickett
                                    Title: Attorney-in-fact


                                EXCORP HOLDINGS LIMITED

                                By: /s/    Leonard D. Pickett
                                    -------------------------
                                    Name:  Leonard D. Pickett
                                    Title: Attorney-in-fact

                                ABACUS (C.I.) LIMITED, as Trustee


                                By: /s/    Leonard D. Pickett
                                    -------------------------
                                    Name:  Leonard D. Pickett
                                    Title: Attorney-in-fact






















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